Exhibit 5.1

787 Seventh Avenue
New York, NY 10019-6099

212 728 8000
Fax: 212 728 8111

December 13, 2004

CBL & Associates Properties, Inc.

2030 Hamilton Place Blvd., Suite 500

CBL Center

Chattanooga, Tennessee

Re:  CBL & Associates Properties, Inc.

Ladies and Gentlemen:

We have acted as counsel to CBL & Associates Properties, Inc., a Delaware corporation (the “Company”), in connection with the preparation of (i) the Company’s Registration Statement on Form S-3 (Registration No. 333-104882) (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), as filed with the Securities and Exchange Commission (the “Commission”) on May 1, 2003, Amendment No. 1 thereto filed with the Commission on May 23, 2003, Amendment No. 2 thereto filed with the Commission on June 10, 2003 and (ii) the Prospectus Supplement dated December 9, 2004 (the “Prospectus Supplement”) together with the accompanying Prospectus dated June 10, 2003 (the “Prospectus”), relating to the public offering of up to an aggregate of 8,050,000 depositary shares (the “Offered Shares”) each representing 1/10th of a share of the Company’s 7.375% Series D Cumulative Redeemable Preferred Stock, $.01 par value per share (liquidation preference of $25.00 per Depositary Share).  Any reference to the Prospectus or the Registration Statement shall be deemed to refer to and include any documents filed by the Company after the date of the Registration Statement under the Securities Exchange Act of 1934, as amended.

In connection with rendering the opinions expressed herein, we have examined copies of the Amended and Restated Certificate of Incorporation, as amended and Amended and Restated Bylaws of the Company, the Certificate of Limited Partnership of the Operating Partnership, as amended, and the Second Amended and Restated Partnership Agreement of the Operating Partnership dated June 30, 1998, as amended, the Certificate of Incorporation and Bylaws of CBL Holdings I, Inc., a Delaware corporation, the Certificate of Incorporation and Bylaws of CBL Holdings II, Inc., a Delaware

corporation, the Amended and Restated Certificate of Incorporation of CBL & Associates Management, Inc., a Delaware corporation, the Registration Statement, the Prospectus and other corporate and partnership records and documents that we have deemed necessary for the purpose of this opinion.  We have also examined such other documents, papers, statutes and authorities as we have deemed necessary to form a basis for the opinions hereinafter expressed.

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all copies submitted to us.  As to various questions of fact material to our opinion, we have relied on statements and certificates of officers of the Company and public officials.

Based upon and subject to the foregoing, we are of the opinion that the Offered Shares have been duly authorized for issuance by the Company, and that upon issuance and delivery in accordance with the Prospectus Supplement, the Offered Shares will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Prospectus Supplement.  We also consent to the reference to Willkie Farr & Gallagher LLP under the caption “Legal Matters” in the Prospectus Supplement.  In giving such consent, we do not consider that we are “experts” within the meaning of the term used in the Act, as amended, or the rules and regulations of the Commission promulgated thereunder, with respect to any part of the Prospectus Supplement, including this opinion as an exhibit or otherwise.

We express no opinion as to the laws of any jurisdiction outside the United States or as to the laws other than those of the State of New York or the corporate or partnership laws of the State of Delaware.

This letter and the opinions expressed herein are being furnished solely for your information and may not be relied upon by any other person without our prior written consent.

Very truly yours,

/s/ Willkie Farr & Gallagher LLP